                                                                    EXHIBIT 99.1


[VERSO LOGO]


VERSO REPORTS THIRD QUARTER 2004 RESULTS


ATLANTA -- (NOVEMBER 4, 2004) -- Verso Technologies, Inc. (Nasdaq: VRSO), an integrated communications solutions company, today announced its financial results for the third quarter of 2004.


The company reported revenue of $11.2 million for the third quarter of 2004, consistent with the company's announcement on October 6, 2004. EBITDA (defined as net loss before interest, income taxes, depreciation, amortization of intangibles and amortization of deferred compensation) was a negative $5.7 million and net loss was $7.3 million, or $.05 per share.


Total revenue for the third quarter was $11.2 million, which compares to revenue of $11.3 million for the second quarter of 2004 and $15.3 million for the third quarter of 2003. Gross profit for the third quarter of 2004 was $4.5 million, or 40% of sales, compared to $5.1 million, or 45% of sales, for the second quarter of 2004 and $8.8 million, or 57% of sales, for the third quarter of 2003. Gross profit and the gross profit margin were lower for the second and third quarters of 2004 compared to last year due to lower revenues. Additionally, the gross profit and gross margin in the third quarter of 2004 was approximately $656,000, or 5%, lower than the second quarter of 2004. Of the decrease, approximately $435,000 was attributable to services revenue, resulting primarily from a decrease in utilization in the advanced applications services group, which has since been rectified. The remaining decrease of approximately $221,000 was due to lower margins primarily associated with legacy carrier products.


Total operating expenses for the third quarter of 2004 were $11.6 million compared to $11.2 million for the second quarter of 2004 and $20.0 million for the third quarter of 2003. The third quarter of 2003 included a write-down of goodwill of $10.9 million and reorganization costs of $232,000. Excluding the write-down of goodwill and the reorganization costs, the operating expenses for the third quarter of 2003 would have been $8.8 million.


EBITDA was negative $5.7 million for the third quarter of 2004. This compares to EBITDA for the second quarter of 2004 of negative $4.6 million and EBITDA, without the write-down of goodwill for the third quarter of 2003 of positive $1.0 million.


The company had a net loss of $7.3 million, or $.05 per share, for the third quarter of 2004. In the second quarter of 2004, the company had a net loss of $6.3 million, or $.05 per share. In the third quarter of 2003, the company had a net loss of $11.6 million, or $.12 per share.


As of September 30, 2004, the company had total cash (cash and cash equivalents plus restricted cash) of $10.8 million. This compares to $18.3 million at June 30, 2004. There are no borrowings outstanding under the company's line of credit with Silicon Valley Bank. Long-term debt was $6.9 million as of September 30, 2004.


As announced earlier today, the company has hired Lewis Jaffe as its President and Chief Operating Officer. Mr. Jaffe will be responsible for the company's day to day operations, including sales. In addition, the company is taking actions which will more efficiently align the size and organization of the company with its long-term strategy and which should improve the sales process.

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Given the actions which are currently underway, on today's conference call, the company will limit questions to today's release and will not comment on the current or future quarters. The company will hold a conference call in early December to provide an update on its progress, and will provide the date and call-in information later this month.


CONFERENCE CALL INFORMATION

Verso will hold a conference call today at 5:00 p.m. EST to discuss the company's third quarter results. Investors are invited to listen to a live webcast of the conference call which can be accessed through the investor section of the Verso website, www.verso.com, or at www.streetevents.com. To listen to the call, please go to the website at least 15 minutes early to download and install any necessary audio software. For those who are unable to listen to the live broadcast, the webcast will be archived on the investor section of Verso's website for 30 days. A telephone replay of the call will be available from 8:30 p.m. EST on November 4, 2004 through 11:59 p.m. on November 18, 2004 at (800) 475-6701 for domestic callers and (320) 365-3844 for international callers. The passcode is 751765.


ABOUT VERSO TECHNOLOGIES

Verso is a leading provider of next generation communication solutions for carriers and enterprises that want to lower their communication infrastructure costs and enhance service capabilities without sacrificing reliability, scalability and quality of service. With an extensive solutions portfolio that extends from the core to the edge of a network, Verso enables customers to leverage legacy technology investments towards converged networks that are faster and more cost-effective to deploy and easier and more flexible to manage. Verso solutions are currently deployed in thousands of customer networks in over 130 countries. For more information, contact Verso at www.verso.com or call
(678) 589-3500.


EARNINGS MEASUREMENT QUALITY

EBITDA, with and without the write-down of goodwill, as presented in this press release is not a measure of performance under generally accepted accounting principles and is not calculated identically by all companies. Therefore, the presentation in this press release may not be comparable to those disclosed by other companies. The company utilizes EBITDA from continuing operations (defined as net loss excluding discontinued operations before interest, income taxes, depreciation, amortization of intangibles and amortization of deferred compensation), with and without the write-down of goodwill, as a measure of performance because it believes that it is a useful adjunct to net income and other GAAP measurements because it is a reasonable measure of a company's performance. Items such as depreciation and amortization are more appropriately associated with the historical operations of the business, i.e., existing asset base and the implications of purchase accounting for acquisitions. Interest expense is associated primarily with the company's financing decisions, rather than current operations. The company believes that EBITDA, with and without the write-down of goodwill, provides investors with an indication of the cash produced from the company's operations.


FORWARD LOOKING STATEMENTS

Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words - "believe", "expect", "anticipate", "intend", "will", and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2003. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.

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INVESTOR CONTACT:

Monish Bahl
Director of Investor Relations
Verso Technologies, Inc.
(678) 589-3579
Monish.Bahl@verso.com


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                            VERSO TECHNOLOGIES, INC.
                                   (UNAUDITED)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                             FOR THE THREE MONTHS ENDED SEPTEMBER 30,    FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                    2004                   2003                 2004                   2003
                                               -------------          -------------        -------------          -------------
Revenue:
  Products                                     $       6,207          $       9,573        $      22,927          $      26,697
  Services                                             5,039                  5,741               16,216                 17,473
                                               -------------          -------------        -------------          -------------
    Total revenue                                     11,246                 15,314               39,143                 44,170
                                               -------------          -------------        -------------          -------------

Cost of revenue:
  Products:
   Product costs                                       3,378                  3,671               10,385                 10,198
    Amortization of intangibles                          351                    203                1,243                    508
                                               -------------          -------------        -------------          -------------
     Total cost of products                            3,729                  3,874               11,628                 10,706
  Services                                             3,027                  2,686                9,376                  7,910
                                               -------------          -------------        -------------          -------------
Total cost of revenue                                  6,756                  6,560               21,004                 18,616
                                               -------------          -------------        -------------          -------------
    Gross profit                                       4,490                  8,754               18,139                 25,554
                                               -------------          -------------        -------------          -------------

Operating expenses
  General & administrative                             3,982                  2,897               11,266                 10,146
  Sales and marketing                                  3,500                  2,402               10,287                  6,493
  Research and development                             3,034                  2,382                8,919                  6,661
  Depreciation and amortization                        1,056                  1,121                3,171                  2,829
  Write-down of goodwill                                  --                 10,930                   --                 10,930
  Reorganization costs                                    --                     93                  584                    207
  Stock related reorganization costs                      --                    139                  570                    219
                                               -------------          -------------        -------------          -------------
    Total operating expenses                          11,572                 19,964               34,797                 37,485

                                               -------------          -------------        -------------          -------------
      Operating (loss) income                         (7,082)               (11,210)             (16,658)               (11,931)

Other expense, net                                      (239)                  (397)                (680)                (1,192)
                                               -------------          -------------        -------------          -------------

Loss before income taxes                              (7,321)               (11,607)             (17,338)               (13,123)

Income taxes                                              --                     --                   --                     --
                                               -------------          -------------        -------------          -------------

      Net loss                                 $      (7,321)         $     (11,607)       $     (17,338)         $     (13,123)
                                               =============          =============        =============          =============

Net loss per common share- basic
  and diluted                                  $       (0.05)        $       (0.12)        $       (0.13)        $       (0.14)
                                               =============         =============         =============         =============

Weighted average shares outstanding -
  basic and diluted                              133,113,337            96,507,282           130,994,763            92,361,308
                                               =============         =============         =============         =============


                      RECONCILIATION OF NET LOSS TO EBITDA

                                             FOR THE THREE MONTHS ENDED SEPTEMBER 30,     FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                   2004                    2003                 2004                    2003
                                               -------------           -------------        -------------           -------------

Net loss                                       $      (7,321)          $     (11,607)       $     (17,338)          $     (13,123)
Add back:
  Interest                                               255                     388                  785                   1,149
  Income taxes                                            --                      --                   --                      --
  Depreciation and amortization                        1,056                   1,121                3,171                   2,829
  Amortization of intangibles (cost of
   goods sold)                                           351                     203                1,243                     508
                                               -------------           -------------        -------------           -------------
EBITDA from continuing operations                     (5,659)                 (9,895)             (12,139)                 (8,637)
  Write-down of goodwill from MCK
   Communications, Inc.                                   --                  10,930                   --                  10,930
                                               -------------           -------------        -------------           -------------
EBITDA from continuing operations,
  without the write-down of goodwill           $      (5,659)          $       1,035        $     (12,139)          $       2,293
                                               =============           =============        =============           =============


                          SELECTED BALANCE SHEET ITEMS


                                             September 30, 2004   December 31, 2003
                                             ------------------   -----------------

Cash and cash equivalents                          $10,865            $ 7,654
Restricted cash                                         --              2,290
Accounts receivable, net                             7,834             13,620
Inventories                                          8,914              8,727
Total current assets                                29,100             33,294
Goodwill and other intangibles, net                 21,658             23,536
Total assets                                        56,677             63,252
Line of credit                                          --                 --
Current portion of accrued costs of
  MCK acquisition                                      434              4,464
Total current liabilities                           13,979             20,557
Total liabilities                                   22,866             29,659
Total shareholders' equity                          33,811             33,593
Working capital                                    $15,121            $12,737